UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2005

i2 TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28030	75-2294945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

i2 Technologies, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) dated as of June 28, 2005 with R² Investments, LDC, an affiliate of Q Investments (the “Investor”). Pursuant to the terms and conditions of the Purchase Agreement, the Investor purchased 1,923,077 shares of the Company’s common stock, par value $.00025 per share (the “Common Stock”), at $7.80 per share, the closing price on June 23, 2005 when the transaction was approved by the Company’s Board of Directors (the “Board”).

Pursuant to the Purchase Agreement, the Investor agreed (i) to waive the default that has occurred under Section 1(d) of the Registration Rights Agreement (the “Registration Rights Agreement”) between the Company and the Investor, dated as of June 3, 2004, as a result of the failure of the Company to have had a registration statement covering the Registrable Securities (as defined in the Registration Rights Agreement) declared effective by June 4, 2005; and (ii) to amend the definition of “Registration Deadline” in Section 7(l) of the Registration Rights Agreement by extending the deadline to September 30, 2005. The terms of the purchase and sale are more fully set forth in the Common Stock Purchase Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

As previously disclosed by the Company, on June 3, 2004, the Investor purchased 100,000 shares of 2.5% Series B Convertible Preferred Stock of the Company (the “Series B Preferred Stock”) at a purchase price of $1,000 per share. In addition, after giving effect to the purchase of the Common Stock pursuant to the Purchase Agreement, based in part on a Schedule 13D/A filed on June 8, 2004, Amalgamated Gadget, L.P., an affiliate of the Investor, owns 3,214,677 shares of Common Stock.

On June 29, 2005, the Company issued a press release related to the Purchase Agreement and the transactions contemplated thereby. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, on June 28, 2005, the Company, pursuant to the Purchase Agreement, sold to the Investor 1,923,077 shares of Common Stock for an aggregate purchase price of $15,000,000. The Common Stock was offered and sold without registration under the Securities Act of 1933 in reliance upon the exemption provided by Rule 506 of Regulation D thereunder. No commission or other remuneration was paid in connection with the sale of the Common Stock.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 29, 2005, the Company announced that Pranav V. Parikh resigned from the Board effective immediately. Mr. Parikh expressed no disagreement with an issue before or decision of the Board or any matter relating to the Company’s operations, policies or practices. Mr. Parikh was appointed to the Board on June 3, 2004 by the Investor in connection with the Investor’s purchase of 100,000 shares of Series B Preferred Stock. Pursuant to Section 6(b) of that cer tain Certificate of Designations of 2.5%

2

Series B Convertible Preferred Stock of the Company, the holders of the shares of Series B Preferred Stock are entitled to elect two directors to serve on the Board (the “Series B Directors”) until such Series B Directors’ successors are duly elected by the holders of the Series B Preferred Stock or such Series B Directors are removed from office by the holders of the Series B Preferred Stock. The Investor is currently the holder of all of the issued and outstanding shares of Series B Preferred Stock and designated Mr. Parikh as its first nominee for election to the Board as a Series B Director. The Investor’s second nominee was Michael S. Diament, who was elected to the Board on August 31, 2004.

On June 29, 2005, the Company also announced that the Investor has nominated Randy Eisenman to replace Mr. Parikh on the Company’s Board. Mr. Eisenman is president and chief executive officer of Handango, Inc., which he founded in 1999 along with Q Investments. Mr. Eisenman also serves as a partner of the Investor. The Company anticipates that Mr. Eisenman will be elected to the Board at the next Board meeting.

A copy of the Company’s press release dated June 29, 2005 announcing the resignation of Mr. Parikh is attached to this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
10.1	Common Stock Purchase Agreement, dated as of June 28, 2005, between i2 Technologies, Inc. and R2 Investments, LDC.

99.1	Press Release dated June 29, 2005.

3

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

i2 TECHNOLOGIES, INC.

By:	/s/ Robert C. Donohoo
Name:	Robert C. Donohoo
Title:	Senior Vice President and General Counsel

Dated: June 29, 2005

4

EXHIBIT INDEX

Exhibit Number	Description
10.1	Common Stock Purchase Agreement, dated as of June 28, 2005, between i2 Technologies, Inc. and R2 Investments, LDC.

99.1	Press Release dated June 29, 2005.

5